Exhibit 99.2

NEWS RELEASE	INVESTOR CONTACT: Janine Orf (314) 275-3680 jorf@patriotcoal.com MEDIA CONTACT: Michael Freitag/Jonathan Keehner/ Aaron Palash Joele Frank, Wilkinson Brimmer Katcher (212) 355-4449

PATRIOT COAL FILES FOR CHAPTER 11 REORGANIZATION
TO IMPROVE THE COMPANY’S LONG-TERM PROSPECTS

Receives Commitment for $802 Million in DIP Financing

Mining Operations and Coal Shipments to Continue in the Ordinary Course

ST. LOUIS, July 9, 2012 – Patriot Coal Corporation (NYSE: PCX), a producer and marketer of coal products in the eastern United States, announced today that Patriot and substantially all of its wholly owned subsidiaries have filed voluntary petitions for reorganization under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court for the Southern District of New York.  Patriot has taken this action in order to undertake a comprehensive financial restructuring.  Patriot expects its mining operations and customer shipments to continue in the ordinary course throughout the reorganization process.

Patriot believes that the protection afforded by a court-supervised reorganization process, including the ability to access new financing, will provide the Company with additional time and flexibility to address its financial challenges and position Patriot for long-term viability and success.

In conjunction with its reorganization, Patriot has obtained a commitment for $802 million in debtor-in-possession (DIP) financing from Citigroup Global Markets Inc., Barclays Bank PLC, and Merrill Lynch, Pierce, Fenner & Smith Incorporated as joint lead arrangers. Upon approval by the Bankruptcy Court, the new financing and cash generated from Patriot’s ongoing operations will be used to support the business during the reorganization process.

“The coal industry is undergoing a major transformation and Patriot’s existing capital structure prevents it from making the necessary adjustments to achieve long-term success,”

said Patriot Chairman and Chief Executive Officer Irl F. Engelhardt. “Our objective is to use the reorganization process to address important issues in an orderly way and make the Company stronger and more competitive.”

Patriot President & Chief Operating Officer Bennett K. Hatfield added, “We remain firmly committed to serving our customers and to being a good employer by maintaining safe, productive operations as we undertake this process. The skills of our employees and the quality of our service provide an excellent platform for Patriot’s future success. We appreciate the ongoing dedication of our employees, whose hard work is critical to our success and the future of our Company.”

Patriot’s business outlook has been impacted by a number of challenges that are affecting the coal industry, including reductions in U.S. thermal coal demand due to competition from low priced natural gas, challenging environmental regulations affecting the cost of producing and using coal, and weaker international and domestic economies. The Company has reacted to the lower domestic demand by reducing production and increasing sales to the export markets. During recent months, the cancellation of customer contracts, lower thermal coal prices and rising expenditures for environmental and other liabilities have severely constrained the Company’s liquidity and financial flexibility.

Patriot has filed various motions with the Bankruptcy Court in support of its reorganization, including requesting authorization to continue paying employee wages and providing health care and other benefits. Patriot has also asked for authority to continue existing customer programs and intends to pay suppliers in full under normal terms for goods and services provided after the filing date of July 9, 2012.

Additional information is available on Patriot’s website at www.patriotcoal.com or by calling Patriot’s Restructuring Hotline, toll-free in the U.S., at 877-600-6531. (For calls originating outside the U.S., please dial 1-336-542-5677.) Also, court filings and other documents related to the reorganization proceedings are available on a separate website administered by Patriot’s claims agent, the Garden City Group, at www.PatriotCaseInfo.com.

Davis Polk & Wardwell LLP is serving as legal advisor, Blackstone Advisory Partners LP is serving as financial advisor, and AP Services, LLC is providing interim management services to Patriot in connection with the reorganization. Ted Stenger, a Managing Director at AlixPartners LLP, the parent company of AP Services, has been named Chief Restructuring Officer of Patriot, reporting to the Chairman and CEO.

About Patriot Coal

Patriot Coal Corporation is a producer and marketer of coal in the eastern United States, with 12 active mining complexes in Appalachia and the Illinois Basin.  Patriot ships to domestic and international electricity generators, industrial users and metallurgical coal customers, and controls approximately 1.9 billion tons of proven and probable coal reserves.

Forward-Looking Statements

Certain statements in this press release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995.  These statements involve certain risks and uncertainties that may be beyond our control and may cause our actual future results to differ materially from our current expectations both in connection with the Chapter 11 filings Patriot is announcing today and our business and financial prospects. Statements of management's expectations, including its desire to successfully restructure in order to position Patriot for long term viability and success, to address its financial challenges, to address important issues in an orderly way and to make Patriot stronger and more competitive are based on current assumptions and expectations.  No assurance can be made that these events will come to fruition.  We do not undertake to update our forward-looking statements.  Factors that could affect our results include, but are not limited to: (i) the ability of Patriot and its subsidiaries to continue as a going concern, (ii) the ability of Patriot and its subsidiaries to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 cases, (iii) the ability of Patriot and its subsidiaries to prosecute, develop and consummate one or more plans of reorganization with respect to the Chapter 11 cases, (iv) the effects of the bankruptcy filing on Patriot and its subsidiaries and the interests of various creditors, equity holders and other constituents, (v) Bankruptcy Court rulings in the Chapter 11 cases and the outcome of the cases in general, (vi) the length of time Patriot and its subsidiaries will operate under the Chapter 11 cases, (vii) risks associated with third-party motions in the Chapter 11 cases, which may interfere with the ability of Patriot and its subsidiaries to develop one or more plans of reorganization and consummate such plans once they are developed, (viii) the potential adverse effects of the Chapter 11 proceedings on Patriot’s liquidity or results of operations, (ix) the ability to execute Patriot’s business and restructuring plans, (x) increased legal costs related to Patriot’s bankruptcy filing and other litigation, and (xi) the ability of Patriot and its subsidiaries to maintain contracts that are critical to their operation, including to obtain and maintain normal terms with their vendors, customers, landlords and service providers and to retain key executives, managers and employees. In the event that the risks disclosed in Patriot’s public filings and those discussed above cause results to differ materially from those expressed in Patriot’s forward-looking statements, Patriot’s business, financial condition, results of operations or liquidity, and the interests of creditors, equity holders and other constituents, could be materially adversely affected.  Patriot undertakes no obligation (and expressly disclaims any such obligation) to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.  For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to Patriot’s Form 10-K and Form 10-Q reports.

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